UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 9, 2004

Target Corporation

(Exact name of registrant as specified in its charter)

Minnesota	1-6049	41-0215170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Nicollet Mall Minneapolis, Minnesota		55403
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 304-6073

Item 5.    Other Events.

On June 9, 2004, Target Corporation announced that it has reached a definitive agreement to sell its Marshall Field’s business unit and nine locations in the Twin Cities currently operated as Mervyn’s Stores to The May Department Stores Company for approximately $3.2 billion in cash.  An additional discussion of the transaction is provided in Target Corporation’s news release of June 9, 2004, which is attached as an exhibit to this report.  Target Corporation also announced its plans to repurchase $3 billion of its common stock.  The repurchase program was authorized by the Corporation’s Board of Directors and replaces an existing share repurchase authorization.

A copy of the asset purchase agreement is filed as an exhibit to this report.  Reference is made to the asset purchase agreement for a full statement of the terms and conditions of the transaction.

Item 7.    Financial Statements and Exhibits.

(c)           Exhibits.

2.             Asset Purchase Agreement dated as of June 9, 2004 (exhibits and schedules omitted).

99.           News release dated June 9, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TARGET CORPORATION

Date: June 9, 2004	/s/ Douglas A. Scovanner
Douglas A. Scovanner
Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit	Description	Method of Filing

2.	Asset Purchase Agreement dated as of June 9, 2004 (exhibits and scheduled omitted	Filed Electronically

99.	News release dated June 9, 2004	Filed Electronically